                                                                     Exhibit 4.4

                                        CROSS REFERENCE: BOOK 697, PAGE 219;
                                            LAURENS COUNTY, GEORGIA RECORDS

             FIRST AMENDMENT TO DEED TO SECURE DEBT, ASSIGNMENT OF
            LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
            -------------------------------------------------------


     THIS FIRST AMENDMENT TO DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "First Amendment") is made and entered into as of the 30th day of March, 1994 by and between FORSTMANN & COMPANY, INC, a Georgia corporation ("Grantor"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("Shawmut"), as trustee for the equal and ratable benefit of the Holders under the Indenture (as defined herein) (Shawmut, in such capacity, is herein referred to as "Grantee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, pursuant to that certain Indenture dated as of April 5, 1993, between Grantor and Grantee (the "Original Indenture"), Grantor issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes Due October 30, 1997 (the "Securities"), in the aggregate principal amount of Twenty Million Dollars ($20,000,000.00), all of which Securities are outstanding on the date hereof; and

     WHEREAS, as security for the obligations of Grantor under the Original Indenture and the Securities, Grantor executed and delivered to Grantee, for the benefit of the holders of the Securities, that certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of April 5, 1993 and recorded in Deed Book 697, Page 219, Laurens County, Georgia records (the "Security Deed"); and

     WHEREAS, simultaneously herewith Grantor and Grantee have amended and restated the Original Indenture by virtue of that certain Amended and Restated Indenture (the "Amended Indenture"), which Amended Indenture provides, among other things, for the issuance of additional securities (the "Additional Securities") in the aggregate principal amount of $10,000,000 (the Original Indenture and the Amended Indenture being hereinafter collectively referred to as the "Indenture"); and

     WHEREAS, Grantor and Grantee desire to amend the Security Deed in the manner and for the purposes set forth herein.

     NOW, THEREFORE, for and in consideration of the premises, for Ten and No/100 ($10.00) in hand paid, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Grantor and Grantee do hereby covenant and agree as follows:

     1.  Additional Securities.  (a)  The first Whereas clause on page 1 of the
         ---------------------
Security Deed which did read:

          "WHEREAS, pursuant to that certain Indenture dated as of April 5, 1993, between Grantor and Grantee (such Indenture, as it may be amended, modified or supplemented, is hereinafter referred to as the "Indenture"),
                                                                  ---------
     Grantor has issued and delivered to the purchasers thereof its Senior Secured Floating Rate Notes Due October 30, 1997, in the aggregate principal amount of Twenty Million Dollars ($20,000,000) (all such notes issued pursuant to the Indenture, and any renewals, extensions, substitutions or modifications thereof, or notes issued pursuant to the Indenture in exchange therefor, are hereinafter referred to as the "Securities"). The holders of the Securities from time to time are referred to herein as the "Holders"; and"
                                -------

is hereby deleted in its entirety and the following substituted in lieu thereof:

          "WHEREAS, pursuant to that certain Indenture (the "Original Indenture") dated as of April 5, 1993, between Grantor and Grantee, as amended and restated pursuant to that certain Amended and Restated Indenture (the "Amended Indenture") dated as of March 30, 1994 (such Original Indenture, as amended by the Amended Indenture and as it may be further amended, modified or supplemented, is hereinafter referred to as the "Indenture"), Grantor has issued and delivered to the purchasers
          ---------
     thereof its Senior Secured Floating Rate Notes Due October 30, 1997, of which $20,000,000 in the aggregate principal amount were initially issued on April 5, 1993 (the "Securities") and of which $10,000,000 in the aggregate principal amount were initially issued on March 30, 1994 (the "Additional Securities") (all such notes issued pursuant to the Indenture, and any renewals, extensions, substitutions or modifications thereof, or notes issued pursuant to the Indenture in exchange therefor, are hereinafter sometimes referred to as the "Notes"). The holders of the Notes from time to time are referred to herein as the "Holders"; and
                                                            -------

, such that the term "Notes" shall include the "Securities" (as that term is defined and used in the Security Deed) and the "Additional Securities" (as that term is herein defined).

     Provided further, wherever subsequently used in the Security Deed the term "Securities" shall be deemed deleted and the term "Notes" substituted in lieu thereof, with the exception of Paragraph (a) on Page 1 of the Security Deed, wherein the term "Securities" shall be retained.

     2.   Indebtedness.  Paragraph (a) on page 1 of the Security Deed which did
          ------------
read:

          "(a) the debt evidenced by (i) the Securities in the aggregate principal amount of Twenty Million Dollars ($20,000,000), (ii) the Indenture, which Indenture is incorporated by this reference and made a part of this Deed, (iii) any and all other sums due or to become due under the Indenture, the Securities, this Deed, the other Security Documents or any other security agreements, Additional Mortgages (as hereinafter defined), financing statements, patent and trademark security agreements, lease assignments, guaranties and other agreements, instruments and written indicia of contractual obligations between Grantor and Grantee pursuant to or in connection with the transactions contemplated by the Indenture (the Indenture, the Securities, this Deed, the other Security Documents and the related documents described in this clause (iii), all as amended, supplemented or otherwise modified from time to time, being, collectively, the "Instruments"), (iv) any extensions, renewals, replacements,
          -----------
     substitutions or modifications of the Indenture or the Securities (including, without limitation, any substitute or replacement Security or Securities issued to any Holders in connection with any transfer or assignment of all or any portion of the indebtedness evidenced by the Indenture), and the other Instruments pursuant to the terms of the Indenture, (v) any and all expenses incurred pursuant to this Deed, the Indenture or any other Instrument incident to the collection of the indebtedness secured hereby and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained, and (vi) any and all other indebtedness now owing or which may hereafter be owing by Grantor to Grantee and/or the Holders under or pursuant to the Indenture and/or any of the other Instruments, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals and extension or extensions of said other indebtedness (the items set forth in clauses (i) through (vi) hereof being hereinafter collectively referred to as the "Indebtedness"), and"
      ------------
is hereby deleted in its entirety and the following substituted in lieu thereof:

          "(a) the debt evidenced by (i) the Securities in the aggregate principal amount of Twenty Million Dollars ($20,000,000), (ii) the Additional Securities in the aggregate principal amount of Ten Million Dollars ($10,000,000), (iii) the Indenture, which Indenture is incorporated by this reference and made a part of this Deed, (iv) any and all other sums due or to become due under the Indenture, the Notes, this Deed, the other Security Documents or any other security agreements, Additional Mortgages (as hereinafter defined), financing statements, patent and trademark security agreements, lease assignments, guaranties and other agreements, instruments and written indicia of contractual obligations between Grantor and Grantee pursuant to or in connection with the transactions contemplated by the Indenture (the Indenture, the Notes, this Deed, the other Security Documents and the related documents described in this clause (iv), all as amended, supplemented or otherwise modified from time to time, being, collectively, the "Instruments"), (v) any extensions, renewals,
                        -----------
     replacements, substitutions or modifications of the Indenture or the Notes (including, without limitation, any substitute or replacement Note or Notes issued to any Holders in connection with any transfer or assignment of all or any portion of the indebtedness evidenced by the Indenture), and the other Instruments pursuant to the terms of the Indenture, (vi) any and all expenses incurred pursuant to this Deed, the Indenture or any other Instrument incident to the collection of the indebtedness secured hereby and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained, and (vii) any and all other indebtedness now owing or which may hereafter be owing by Grantor to Grantee and/or the Holders under or pursuant to the Indenture and/or any of the other Instruments, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals and extension or extensions of said other indebtedness (the items set forth in clauses (i) through (vii) hereof being hereinafter collectively referred to as the "Indebtedness"), and",
                                                  ------------

such that the term "Indebtedness" shall include the debt evidenced by the Additional Securities.

     3.   Amendment.  Paragraph 35 of the Security Deed is hereby amended by
          ---------
deleting the period following the word "Grantee" and adding the following to the end of the first sentence thereof:

     ", and pursuant to Section 9.01 or Section 9.02 of the Indenture."

     4.   Reaffirmation.  Grantor hereby reaffirms, as of the date of this First
          -------------
Amendment, the truth, accuracy and effectiveness of all of the warranties and representations of Grantor contained in the Security Deed.


     5.   No Other Modifications.  Except as expressly modified and amended by
          ----------------------
this First Amendment, all provisions, terms and conditions contained in the Security Deed shall remain in full force and effect as originally executed and delivered by Grantor.

     6.   No Novation.  The execution and delivery of this First Amendment shall
          -----------
not constitute a novation of the lien and encumbrance of the Security Deed, which lien and encumbrance shall retain its first priority position as originally filed for record in the Laurens County, Georgia records.

     7.   Binding Nature.  This First Amendment shall be binding upon and inure
          --------------
to the benefit of Grantor, Grantee, and their respective legal representatives, successors and assigns.

     8.   Applicable Law.  This First Amendment shall be governed by and
          --------------
construed according to the laws the State of Georgia.

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under and delivered as of the day and year first above written.

Signed, sealed and delivered        "GRANTOR"
in the presence of:
                                    FORSTMANN & COMPANY, INC.,
                                    a Georgia corporation
- - -----------------------
Witness
                                    By:
                                         ----------------------------
                                         Title:
- - -----------------------                         ---------------------
Notary Public
My Commission Expires:
                                              (CORPORATE SEAL)
- - -----------------------
(NOTARIAL SEAL)

                      [Signatures continued on next page]

     This signature page is attached to and a part of that certain First Amendment to Deed of Trust, Assignment of Leases and Rents,

Security Agreement and Fixture Filing by and between Forstmann & Company, Inc., as "Grantor", and Shawmut Bank Connecticut, National Association, as Trustee, as "Grantee".

                     [Signatures continued from prior page]

Signed, sealed and delivered      "GRANTEE"
in the presence of:
                                  SHAWMUT BANK CONNECTICUT,
                                  NATIONAL ASSOCIATION, as Trustee
- - -----------------------
Witness
                                   By:
                                       ----------------------------
                                       Title:
                                              ---------------------
- - ------------------------
Notary Public                                 (BANK SEAL)

My Commission Expires:

________________________

(NOTARIAL SEAL)



     This signature page is attached to and a part of that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and between Forstmann & Company, Inc., as "Grantor", and Shawmut Bank Connecticut, National Association, as Trustee, as "Grantee".

                     CROSS REFERENCE: DEED BOOK 680, PAGE 213
                              LAURENS COUNTY, GEORGIA RECORDS


                  SUBORDINATION, CONSENT AND JOINDER OF HOLDER
                  --------------------------------------------

[original to be delivered by Diane White at closing and attached hereto]

                         LENDER'S INTANGIBLE RECORDING
                          TAX APPORTIONMENT AFFIDAVIT
                          ---------------------------

STATE OF GEORGIA             )
                             )ss.:
COUNTY OF LAURENS            )

     Personally appeared before me, the undersigned officer duly authorized to administer oaths in the foregoing state and county, ___________________________________, who, first being duly sworn, deposes and says on oath as follows:

     1. That (s)he is ____________________of Shawmut Bank Connecticut, National Association, trustee ("Trustee") for the equal and ratable benefit of the Holders (as defined herein), and in such capacity is authorized to make this Affidavit on behalf of Trustee and the Holders.

     2. That the principal place of business of Trustee and the Holders is outside of Georgia.

     3. That pursuant to an Indenture (the "Original Indenture") dated as of April 5, 1993, between Forstmann & Company, Inc. ("Forstmann"), and Trustee, Forstmann issued and delivered to Trustee its Senior Secured Floating Rate Notes ("Notes") secured by a Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed to Secure Debt"), dated as of April 5, 1993, and recorded in Deed Book 697, page 219, Laurens County, Georgia records, in the aggregate principal amount of Twenty Million Dollars ($20,000,000).

     4. That the amount of intangibles tax payable with respect to said Notes was the $25,000 maximum as provided under O.C.G.A. (S) 48-6-61.

     5. That pursuant to an Amended and Restated Indenture (the "Amended Indenture") dated as of March 30, 1994, between Forstmann and Trustee, Forstmann will issue and deliver to Trustee its additional Senior Secured Floating Rate Notes ("Additional Securities") secured by the accompanying First Amendment to Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("First Amendment") in the aggregate principal amount of Ten Million Dollars ($10,000,000). The holders of the Notes and Additional Securities from time to time are referred to herein as the "Holders."

     6. That the amount of intangibles tax payable with respect to said Additional Securities is the $25,000 maximum as provided under O.C.G.A. (S) 48-6-61.

     7. That the Notes and Additional Securities are secured by instruments affecting properties located within Baldwin County, Jefferson County, Laurens County and Tift County in the State of Georgia (the "Real Estate").

      8. That based solely upon independent appraisals conducted by Valuation Research Corporation as of February 15, 1992, the following percentages represent the respective values of the Real Estate subject to the Deed to Secure Debt, as amended by the First Amendment in each of Baldwin County, Jefferson County, Laurens County and Tift County in the State of Georgia:


           County:               Valuation:          Percentage:
           -------               ----------          -----------
           Baldwin           $ 3,600,000.00            25.71%
           Jefferson           1,300,000.00             9.29%
           Laurens             6,600,000.00            47.14%
           Tift                2,500,000.00            17.86%
                              -------------           ------
                             $14,000,000.00           100.00%

     9. That the total amount of intangible recording tax therefore due in the State of Georgia on the above and in respect of the Additional Securities is $25,000.000 of which $6,425.00 is attributable to Baldwin County, $2,325.00 is attributable to Jefferson County, $11,785.00 is attributable to Laurens County, and $4,465.00 is attributable to Tift County.

     10.  That this Affidavit is given pursuant to O.C.G.A. (S) 48-6-69.

     This 30th day of March, 1994.

                              SHAWMUT BANK CONNECTICUT, NATIONAL
                              ASSOCIATION, as Trustee

                              By:___________________________

                              Title:________________________

Sworn to and subscribed
before me this 30th day
of March, 1994.

__________________________
Notary Public,
State of New York

My Commission Expires

_________________________